Exhibit 4.20

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APPENDIX 05

(Amendment of Factory Lease Agreement No. 242/2022/HDTNX/VHIZ - VF dated February 24, 2022)

This Appendix is made and signed on December 10, 2022, by and between Vinhomes Industrial Zone Investment Joint Stock Company (“Lessor”) and VinFast Trading and Production Joint Stock Company (“Lessee”). The Lessor and the Lessee are hereinafter collectively referred to as the “Parties” and individually as the “Party”.

Whereas:

-

The Parties have signed Factory Lease Agreement No. 242/2022/HDTNX/VHIZ - VF on February 24, 2022 (“Agreement”), Appendix 02 on February 28, 2022 (“Appendix 02”), Appendix 03 on March 29, 2022 and Appendix 04 on November 1, 2022.

-	The Parties agree that the Lessee shall return and the Lessor agrees to receive back the leased area as follows, from October 15, 2022:
Item	Area
[***]	[***]
Total	416.00 m2

* Note: At [***] factory area

-	The parties agree that the Lessee shall rent and the Lessor agrees to lease the additional leased area as follows, starting from November 5, 2022:
Item	Area
[***]	[***]
Total	5,358.85 m2

* Note: At [***] factory area

Accordingly, the Parties agree to amend the Agreement and Appendix 2 as follows:

1.	Amending the total leased area provided in Appendix 2:
Item	Area
[***]	[***]
Total	856,350.55 m2

2.	Supplementing Clause 5.4 and Clause 5.5 to “Article 5: Use of factory” of the Agreement as follows:

5.4

Service fee for managing and operating the Factory, Factory Area and General Facilities in the Project (“Management fee”): shall be calculated at a price of VND[***]/m2/month (x) Total leased area, excluding VAT and paid by the Lessee to the Lessor in the same payment period as the Factory Rental payment as provided in Article 3.2 of this Agreement. The Management fee is adjusted pursuant to the notice of the Lessor or the management agency designated by the Lessor.

5.5

Wastewater treatment fee: VND[***]/m3 for each m3 of wastewater, excluding VAT and the Lessee is responsible for paying the monthly wastewater treatment fee pursuant to the notice of the Lessor or the management agency designated by the Lessor from time to time. To clarify, the total amount of wastewater is calculated as 80% of the total amount of water supplied and only applies to wastewater treatment from standard B to standard A according to the law on national technical regulations on industrial wastewater and other relevant legal documents, as amended, supplemented or replaced from time to time. To clarify, the Lessee is responsible for treating wastewater to at least level B to ensure compliance with regulations on national technical regulations on industrial wastewater and other relevant legal documents, as amended, supplemented or replaced from time to time.

3.	Save for the terms restated in this Appendix 05, other terms of the Agreement, Appendix 02, Appendix 03 and Appendix 04 are not affected and remain effective.
4.	This Appendix is a part of the Agreement. This Appendix is made into 04 originals, each Party shall keep 02 originals.

On behalf of VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY	On behalf of VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

[signed and sealed]	[signed and sealed]
[***] Position: [***]	[***] Position: [***]

List of Omitted Appendices:

Area Information

Summary Table of Leased Area